Exhibit 99.1

STANDARD DIVERSIFIED INC. REPORTS FINANCIAL RESULTS FOR ITS FIRST QUARTER ENDED MARCH 31, 2019

NEW YORK, NY, May 8, 2019 – Standard Diversified Inc. (the “Company”) (NYSE American: SDI) today announced its financial results for the first quarter ended March 31, 2019. In addition to its Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission, the Company will also make available an updated Investor Presentation on its corporate website at www.standarddiversified.com.

2019 First Quarter Highlights
•	Total revenues increased 21.9% to $100.0 million as a result of strong growth at Turning Point Brands, Inc. (NYSE: TPB).
•	Net loss attributable to SDI was $(3.5) million or $(0.21) per diluted share

About Standard Diversified Inc.
Standard Diversified Inc. is a holding company that owns and operates subsidiaries in a variety of industries, including insurance, other tobacco products and outdoor advertising. For more information about the Company, please visit the Company’s website at www.standarddiversified.com.

Cautionary Statement Regarding Forward-Looking Statements
This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements, other than statements of historical facts, are forward-looking statements. These forward-looking statements address, among other things activities, events or developments that the Company expects, believes or anticipates will or may occur in the future. These forward-looking statements are subject to a number of risks that could cause actual results to differ materially from those contained in the forward-looking statements, including those risks described in Part I, Item 1A of the Company’s Annual Report on Form 10-K for the year ended December 31, 2018. Except as required by law, the Company assumes no obligation to update publicly any such forward-looking statements.

Contact Information:
Adam Prior
The Equity Group Inc.
Phone: (212) 836-9606
aprior@equityny.com

Standard Diversified Inc. and Subsidiaries
Consolidated Statements of (Loss) Income
(dollars in thousands except share and per share data)
(unaudited)

	Three Months Ended March 31,
	2019	2018
Revenues:
Net sales	$92,309	$74,348
Insurance premiums earned	7,149	7,317
Net investment income	335	194
Other income	219	207
Total revenues	100,012	82,066

Operating costs and expenses:
Cost of sales	51,784	42,456
Selling, general and administrative expenses	30,733	23,470
Incurred losses and loss adjustment expenses	6,564	5,812
Impairment loss on goodwill and other intangible assets	2,826	-
Other operating expenses	2,716	1,289
Total operating costs and expenses	94,623	73,027
Operating income	5,389	9,039

Interest expense	4,491	3,992
Interest and investment income	(162)	(103)
Loss on extinguishment of debt	-	2,384
Net periodic benefit income, excluding service cost	(11)	(43)
Income before income taxes	1,071	2,809
Income tax expense	1,354	809
Net (loss) income	(283)	2,000
Net income attributable to noncontrolling interests	(3,260)	(1,479)
Net (loss) income attributable to Standard Diversified Inc.	$(3,543)	$521

Net (loss) income attributable to SDI per Class A and Class B Common Share – Basic	$(0.21)	$0.03
Net (loss) income attributable to SDI per Class A and Class B Common Share – Diluted	$(0.21)	$0.03
Weighted Average Class A and Class B Common Shares Outstanding – Basic	16,863,621	16,559,432
Weighted Average Class A and Class B Common Shares Outstanding – Diluted	16,863,621	16,603,228

Standard Diversified Inc. and Subsidiaries
Consolidated Balance Sheets
(dollars in thousands except share and per share data)
(unaudited)

	March 31,	December 31,
	2019	2018
ASSETS
Cash and cash equivalents	$14,395	$21,201
Fixed maturities available for sale, at fair value; amortized cost of $32,365 in 2019 and $32,474 in 2018	32,588	32,132
Equity securities, at fair value; cost: $1,099 in 2019 and $794 in 2018	1,050	693
Trade accounts receivable, net of allowances of $47 in 2019 and $42 in 2018	4,630	2,901
Premiums receivable	6,751	5,858
Inventories	90,871	91,237
Other current assets	11,936	15,045
Property, plant and equipment, net	27,788	27,741
Right of use assets	13,431	-
Deferred financing costs, net	818	870
Intangible assets, net	35,818	38,325
Deferred policy acquisition costs	2,520	2,279
Goodwill	145,961	146,696
Master Settlement Agreement (MSA) escrow deposits	31,045	30,550
Other assets	5,950	6,415
Total assets	$425,552	$421,943

LIABILITIES AND EQUITY
Reserves for losses and loss adjustment expenses	$26,984	$27,330
Unearned premiums	14,153	12,707
Advance premiums collected	762	500
Accounts payable	17,262	9,225
Accrued liabilities	21,168	23,883
Current portion of long-term debt	13,674	9,431
Revolving credit facility	14,000	26,000
Notes payable and long-term debt	201,721	208,616
Lease liabilities	11,785	-
Deferred income taxes	2,172	2,711
Postretirement benefits	3,092	3,096
Asset retirement obligations	2,028	2,028
Other long-term liabilities	2,033	1,687
Total liabilities	330,834	327,214

Commitments and contingencies

Equity:
Preferred stock, $0.01 par value; authorized shares 50,000,000; -0- issued and outstanding shares	-	-
Class A common stock, $0.01 par value; authorized shares, 300,000,000; 9,061,130 issued and outstanding at March 31, 2019 and 9,156,293 issued and 9,052,801 outstanding at December 31, 2018	91	92
Class B common stock, $0.01 par value; authorized shares, 30,000,000; 7,753,566 and 7,801,995 issued and outstanding at March 31, 2019 and December 31, 2018, respectively; convertible into Class A shares on a one-for-one basis	78	78
Additional paid-in capital	79,686	81,260
Class A Treasury stock, 103,492 common shares at cost as of December 31, 2018.	-	(1,440)
Accumulated other comprehensive loss	(1,156)	(1,683)
Accumulated deficit	(28,156)	(24,613)
Total stockholders' equity	50,543	53,694
Noncontrolling interests	44,175	41,035
Total equity	94,718	94,729
Total liabilities and equity	$425,552	$421,943